UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                                 (I.R.S. Employer Identification Number)
                          incorporation or organization)

11 North Water Street, Suite 18290                                          Mobile, Alabama                                                           36602
(Address of principal executive offices)                                                                                                                      (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement

As described in the press release included as Exhibit 99.1 in this filing, International Shipholding Corporation (the “Company”), through its wholly owned subsidiary Waterman Steamship Corporation, executed a sale and leaseback transaction on February 22, 2012 with Wells Fargo Bank Northwest, National Association as Owner Trustee for its 2007-built Pure Car Truck Carrier, Green Bay.  The Company expects to generate proceeds of approximately $59 million from this transaction to be used to pay down debt and which will strengthen the Company’s position to pursue accretive growth opportunities.  The Company will lease back the vessel under a 10 year lease agreement with early buy-out options that can be exercised in 2017 and 2019.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit Number                                      Document
99.1	Press Release dated February 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   February 23, 2012